EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of July 22, 2005 by and among FIVE STAR QUALITY CARE, INC. (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender (the “Lender”).

WHEREAS, the Borrower and the Lender have entered into that certain Credit and Security Agreement dated as of May 9, 2005 (as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendment to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended by adding the following to the end of the definition “EBITDA” contained in Section 1.1:

If the Borrower or any Subsidiary has acquired or disposed of (whether by purchase, merger, or otherwise), any of the assets of, or a majority of the Equity Interests in, a Person or a division, line of business or other business unit of a Person during the relevant period for determining compliance with the financial covenant set forth in Section 10.1.(a) [Maximum Leverage Ratio], EBITDA for the relevant period shall be calculated for such purposes after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition (and, in each case, any related incurrence, repayment or assumption of Indebtedness) had occurred on the first day of the relevant period for determining EBITDA.  Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any acquisition that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) are of the type that would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 or (b) are reasonably consistent with the purposes of such Regulation S-X as determined in good faith by the Borrower and agreed to by the Lender.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

(a)                                  A counterpart of this Amendment duly executed by the Borrower; and

(b)                                 Such other documents, instruments and agreements as the Lender may reasonably request.

Section 3.  Representations.  The Borrower represents and warrants to the Lender that:

(a)                                  Authorization.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)                                 Compliance with Laws, etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Governmental Approval or violate any Applicable Law relating to any Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party.

(c)                                  No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Lender in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6.  Expenses.  The Borrower shall reimburse the Lender upon demand for all costs and expenses (including attorneys’ fees) incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9.  Effect.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit and Security Agreement to be executed as of the date first above written.

THE BORROWER:

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
	Name:	Bruce J. Mackey Jr.
	Title:	Treasurer, Chief Financial Officer and Assistant Secretary

THE LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ David Blackman
	Name:	David Blackman
	Title:	Managing Director